                                  Exhibit (11)


                          NAPCO SECURITY SYSTEMS, INC.

                  COMPUTATION OF EARNINGS PER SHARE (unaudited)




                                                      Six Months Ended
                                                         December 31,
                                                 --------------------------
                                                  1995                1994
                                                 ------              ------
                                                  (in thousands, except per
                                                         share data)

Average Shares Outstanding                        4,368               4,368
Add: Common Stock Equivalents                        23                  59
                                                 ------              ------

Weighted Average Shares Outstanding               4,391               4,427
                                                 ======              ======


Net Income                                       $  626              $  403
                                                 ======              ======


Earnings Per Share                               $ 0.14              $ 0.09
                                                 ======              ======



                                                    Three Months Ended
                                                        December 31,
                                                 --------------------------
                                                  1995                1994
                                                 ------              ------
                                                 (in thousands, except per
                                                         share data)

Average Shares Outstanding                        4,368               4,368
Add: Common Stock Equivalents                         7                  61
                                                 ------              ------

Weighted Average Shares Outstanding               4,375               4,429
                                                 ======              ======


Net Income                                       $  288              $  197
                                                 ======              ======


Earnings Per Share                               $ 0.07              $ 0.04
                                                 ======              ======








     Primary earnings per share computations are based on the weighted average number of shares outstanding plus common stock equivalents calculated at the monthly average market price per share.

                                       E-1